SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2004

CASH TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213)745-2000

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On February 6, 2004, Cash Technologies, Inc. issued a press release regarding the granting by the American Stock Exchange of an extension to April 2005 for Cash Technologies to gain compliance with the continued listing requirements of the American Stock Exchange.

A copy of the press release is included as an Exhibit to this Form 8K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.
(Registrant)

By:	/s/ EDMUND KING
Edmund King
Chief Financial Officer

Dated: February 13, 2004

Exhibit 99.1	Press Release dated February 6, 2004